EXHIBIT 99.1

MEMORANDUM

TO:	Affiliated Computer Services, Inc. Executive Officers and Members of the Board of Directors

FROM:	William L. Deckelman, Jr.

DATE:	January 26, 2007

SUBJECT:	Notice to Directors and Executive Officers of Affiliated Computer Services, Inc. Concerning Your Rights Regarding Affiliated Computer Services, Inc. Stock

As a director or executive officer of Affiliated Computer Services, Inc. (“ACS”), you are subject to the restrictions under Section 306(a) of the Sarbanes-Oxley Act of 2002 (the “Act”), and more specifically, Regulation BTR, which prohibit certain stock trades during employee benefit plan blackout periods.

On September 28, 2006, ACS provided you with notice of a blackout in connection with ACS’s decision to temporarily suspend future purchases of its common stock pursuant to the ACS Savings Plan, as a result of the fact that ACS was not in a position to file its Annual Report on Form 10-K for its fiscal year ended June 30, 2006.

On January 23, 2007, ACS filed its Annual Report on Form 10-K for its fiscal year ended June 30, 2006, as well as its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2006. As a result, the Regulation BTR blackout period was terminated effective January 24, 2007.

If you have any questions regarding this notice, you should contact: Wayne R. Lewis, Senior Vice President, at 2828 North Haskell Avenue, Dallas, Texas or by telephone at (214) 841-6111.